                                ACE LIMITED 1995
                                ----------------
                             OUTSIDE DIRECTORS PLAN
                             ----------------------

                   (AS AMENDED THROUGH THE SEVENTH AMENDMENT)
                   ------------------------------------------

TABLE OF CONTENTS                                                          Page

SECTION 1 GENERAL ............................................................1

     1.1.  PURPOSE ...........................................................1

     1.2.  OPERATION AND ADMINISTRATION ......................................1

SECTION 2 RETAINER AWARDS ....................................................1

     2.1.  GENERAL ...........................................................1

     2.2.  VESTING ...........................................................2

     2.3.  LIMIT ON STOCK ....................................................2

SECTION 3  COMMITTEE CHAIRMAN AWARDS .........................................3

SECTION 3A  MEETING AWARDS ...................................................3

SECTION 3B  OPTION AWARDS ....................................................5

     3B.1. GENERAL ...........................................................5

     3B.2. TERMS OF OPTION AWARDS ............................................5

SECTION 4  OPERATION AND ADMINISTRATION ......................................6

     4.1.  EFFECTIVE DATE ....................................................7

     4.2.  SHARES SUBJECT TO PLAN ............................................7

     4.3.  FRACTIONAL SHARES .................................................7

     4.4.  ADJUSTMENTS TO SHARES .............................................8

     4.5.  LIMIT ON DISTRIBUTION .............................................9

     4.6.  TAXES .............................................................9

     4.7.  DISTRIBUTIONS TO DISABLED PERSONS .................................9

     4.8.  TRANSFERABILITY ..................................................10

     4.9.  ADMINISTRATION ...................................................10

     4.10. FORM AND TIME OF ELECTIONS .......................................10

     4.11. AGREEMENT WITH COMPANY ...........................................10

     4.12. EVIDENCE .........................................................10

     4.13. ACTION BY COMPANY ................................................10

     4.14. GENDER AND NUMBER ................................................10

SECTION 5  COMMITTEE ........................................................10

     5.1.  SELECTION OF COMMITTEE ...........................................11

     5.2.  POWERS OF COMMITTEE ..............................................11

     5.3.  INFORMATION TO BE FURNISHED TO COMMITTEE .........................11

     5.4.  LIABILITY AND INDEMNIFICATION OF COMMITTEE .......................11

SECTION 6  AMENDMENT AND TERMINATION ........................................11

SECTION 7  DEFINED TERMS ....................................................12

SECTION A- 1  DEFERRAL ELECTION...............................................I

     A-1-1. GENERAL...........................................................I

     A-1-2. STOCK DEFERRAL ELECTION...........................................I

     A-1-3. CASH DEFERRAL ELECTION...........................................II

SECTION A- 2  ACCOUNTS.......................................................II

     A-2-1. STOCK ACCOUNT....................................................II

     A-2-2. CASH ACCOUNT....................................................III

     A-2-3. STATEMENT OF ACCOUNTS...........................................III

SECTION A- 3  DISTRIBUTIONS.................................................III

     A-3-1. GENERAL.........................................................III

     A-3-2. LIMITATION OF IMPLIED RIGHTS.....................................IV

                                ACE LIMITED 1995
                                ----------------
                             OUTSIDE DIRECTORS PLAN
                             ----------------------

                   (AS AMENDED THROUGH THE SEVENTH AMENDMENT)


                                    SECTION 1
                                    ---------

                                     GENERAL
                                     -------

     1.1. Purpose. The ACE Limited 1995 Outside Directors Plan (the "Plan") has been established by ACE Limited (the "Company") to promote the interests of the Company and its shareholders by enhancing the Company's ability to attract and retain the services of experienced and knowledgeable directors and by encouraging such directors to acquire an increased proprietary interest in the Company.

     1.2. Operation and Administration. The operation and administration of the Plan shall be subject to the provisions of Section 4. Capitalized terms in the Plan shall be defined as set forth in Section 7 or elsewhere in the Plan.

                                    SECTION 2
                                    ---------

                                 RETAINER AWARDS
                                 ---------------

     2.1.  General.

     (a) For each Plan Year, each Director who is an Eligible Director on the first day of that Plan Year shall be granted a "Retainer Award" for the year, which shall be in the form of shares of Stock having a Fair Market Value of $35,000. Except as otherwise provided in this subsection 2.1, the Retainer Award for any Plan Year shall be made as of the later of (i) the Award Date for the Meeting Awards granted with respect to the board meetings which occur concurrent with the annual general meeting of the Company shareholders, or (ii) the first day of the Plan Year (either being the "Award Date" for that Retainer Award), and the Fair Market Value of the Stock so awarded shall be determined as of that date.

     (b) If a Director becomes an Eligible Director during a Plan Year, on a date other than the first day of the Plan Year, he shall be granted a Retainer Award for the year, which shall be in the form of shares of Stock having a Fair Market Value equal to $35,000, subject to a pro-rata reduction to reflect the portion of the Plan Year prior to the date on which he becomes an Eligible Director; provided, however, that with respect to the 1999 Plan Year, such Retainer Award subject to pro rata reduction shall include the 1999 Additional Award. A Director's Retainer Award under this paragraph (b) shall be made on the first business day on which he is an Eligible Director (the "Award Date" for that Retainer Award), and the Fair Market Value of the Stock so awarded shall be determined as of that date; provided, however, that if a Director becomes eligible for a Retainer Award under this Paragraph (b) on a date before the 1999 Additional Award Date, then that portion of the 1999 Additional Award to which he becomes entitled shall be made as of the 1999 Additional Award Date, and the Fair Market Value of the Stock so awarded shall be determined as of that date.

     (c) The shares awarded under this subsection 2.1 shall be subject to the vesting provision set forth in subsection 2.2.

     (d) A Participant may elect to defer receipt of his Retainer Awards in accordance with Supplement A of the Plan.

     2.2. Vesting. A Participant who ceases to be a Director shall forfeit the Retainer Award which is not vested on his Date of Termination; provided, however, that (i) if a Participant ceases to be a Director by reason of his death or Disability, any portion of the Retainer Award that is not then vested shall vest on his Date of Termination; and (ii) any portion of the Retainer Award that is held by an individual serving as a Director on the date of a Change in Control that is not then vested shall vest on the date of the Change of Control. Except as otherwise provided in this subsection 2.2, a Participant shall become vested in 100% of the Retainer Award shares for any Plan Year on the last day of that Plan Year; provided that a Participant shall become vested in the Retainer Award shares for the Plan Year only if such Participant's Date of Termination does not occur prior to the last day of that year.

     2.3. Limit on Stock. Stock granted as a Retainer Award shall be subject to the following:

     (a) Such Stock may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date it is vested.

     (b) Each certificate issued in respect of such Stock shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, with the Company.

     (c) Except as otherwise provided by the Plan, the Participant as owner of shares of Stock granted to him as a Retainer Award shall have all the rights of a shareholder, including but not limited to the right to vote such shares and the right to receive all dividends paid on such shares; provided, however, that no dividends shall be payable to or for the benefit of a Participant with respect to record dates for such dividends occurring on or after the date, if any, on which the Participant has forfeited the Stock.

                                    SECTION 3
                                    ---------

                            COMMITTEE CHAIRMAN AWARDS
                            -------------------------

     (a) Each Eligible Director who serves as the chairman of any committee of the Board (a "Committee Chairman") during any Plan Year Quarter shall be granted a Committee Chairman Award as of the Award Date used for the Meeting Awards granted with respect to first board meeting (of the full board or any committee thereof) of the next following Plan Year Quarter (the "Award Date" for that Committee Chairman Award).

     (b) The amount of the Committee Chairman Award shall be the number of shares of Stock having a Fair Market Value (determined as of the Award Date) of $1,250 per quarter. If an individual serves as a Committee Chairman for less than a full Plan Year Quarter, then the size of the Committee Chairman Award shall be subject to a pro-rata reduction to reflect the portion of the Plan Year Quarter during which he was not Committee Chairman.

     (c) The shares granted as a Committee Chairman Award under this Section 3 shall be fully vested at the time of award.

     (d) A Participant may elect to defer receipt of his Committee Chairman Awards in accordance with Supplement A of the Plan.

     (e) A Participant may elect to receive his Committee Chairman Award in cash.

                                   SECTION 3A
                                   ----------

                                 MEETING AWARDS
                                 --------------

     (f) Each Eligible Director who is otherwise eligible to receive cash compensation for attendance at a meeting of the Board or for attendance at a meeting of any committee of the Board, may in lieu of such cash compensation, elect to receive to such compensation in Stock, and such compensation payable in Stock shall be considered the grant of a "Meeting Award." An election to receive a Meeting Award in lieu of cash compensation must be made in accordance with the requirements of paragraph (c) of this Section 3A. In the event that one or more committee or Board meetings are scheduled to occur within four consecutive business days of each other (the "Consecutive Meetings"), then the Meeting Awards for all such Consecutive Meetings shall be granted as of the first business day coincident with or next following the date of the last scheduled meeting in such four day period, which shall be the "Award Date" for that Meeting Award. (A committee or Board meeting that occurs within four consecutive business days of some but not all the Consecutive Meetings, or that is scheduled after the Meeting Awards for the prior meetings have been issued, will not be part of the preceding group of Consecutive Meetings, although, if applicable it could be part of another group of Consecutive Meetings.) In the event that the Company's annual general meeting of shareholders is scheduled to occur on the date coincident with or next following the date of the last scheduled meeting in such four day period, the date of such shareholder meeting shall be the "Award Date" for that Meeting Award. All other Meeting Awards shall be granted as of the first business day coincident with or next following the date of the Board or committee meeting to which it relates, which shall be the "Award Date" for that Meeting Award.

     (g) The amount of the Meeting Award for attendance at a Board meeting shall be the number of shares of Stock having a Fair Market Value (determined as of the Award Date) of $3,000 per meeting. The amount of the Meeting Award for attendance at a committee meeting shall be the number of shares of Stock having a Fair Market Value (determined as of the Award Date) of $1,000 per meeting.

     (h) Except as otherwise provided in this paragraph (c), an election to receive a Meeting Award in lieu of cash compensation for attendance at Board and committee meetings during a Plan Year shall be filed at such time and in such form as established by the Committee. An individual who becomes an Eligible Director on a date other than the first day of the Plan Year may elect to receive a Meeting Award in lieu of cash compensation for the remainder of the year by filing a Meeting Award election filed at such time and in such form as established by the Committee. An election to receive a Meeting Award rather than cash compensation shall apply to all Board and committee meetings in the Plan Year for which the election is made, provided, however, that such election shall be effective only with respect to compensation for meetings occurring after the date such election is filed.

     (i) The shares granted as a Meeting Award under this Section 3A shall be fully vested at the time of award.

     (j) A Participant may elect to defer receipt of his Meeting Awards in accordance with Supplement A of the Plan.

     (k) If a Participant has made no election under this Section 3A with respect to the form of payment of compensation for his attendance at Board or committee meetings, then such compensation shall be paid in cash.

                                   SECTION 3B
                                   ----------

                                  OPTION AWARDS
                                  -------------

     3B.1. General.

     (l) For each Plan Year, each Director who is an Eligible Director on the first day of that Plan Year shall be granted an "Option Award" which shall entitle the Eligible Director to purchase shares of Stock. The number of shares subject to the Option Award with respect to the Option Award granted in the Plan Year beginning in 2001 (the "2001/2002 Plan Year") and in each Plan Year thereafter shall be 4,000, unless and until the number of shares underlying an Option Award in any subsequent Plan Year is modified by the Board. Except as otherwise provided in this subsection 3B.1, the Option Award for any Plan Year shall be granted as of the later of (i) the Award Date used for the Meeting Awards granted with respect to the board meetings which occur concurrent with the annual general meeting of the Company shareholders, or (ii) the first day of the Plan Year (either being the "Award Date" for that Option Award).

     (m) If a Director becomes an Eligible Director during a Plan Year, on a date other than the first day of the Plan Year, he shall be granted an Option Award which shall entitle the Eligible Director to purchase shares of Stock. The number of shares of Stock subject to the Option Award shall be the number which would have been subject to the Option if he had become an Eligible Director on the first day of the Plan Year, except that such number of shares shall be subject to a pro rata reduction to reflect the portion of the Plan Year prior to the date on which he becomes an Eligible Director. In no event shall an Option Award be granted with respect to a fractional share, and the amount of any pro-rata reduction shall be rounded to the nearest whole share. An Option Award made under this paragraph (b) shall be granted on the first business day on which the Director is an Eligible Director (the "Award Date" for that Option Award).

     (n)   In addition to any Option Award granted in accordance with paragraphs
           (b) or (c) of this subsection 3B.1, an individual who is an Eligible Director on the first day of the 2001/2002 Plan Year shall be granted an Option Award, entitling him to purchase 2,000 shares of Stock. Such Option Award shall be granted as the first business day of the 2001/2002 Plan Year (the "Award Date" for that Option Award).

     3B.2. Terms of Option Awards.

     (o) An Option Award shall entitle the Director to purchase shares of Stock at a per-share price equal to the greater of: (i) 100% of the Fair Market Value of a share of Stock as of the Award Date; or (ii) the par value of a share of Stock.

     (p) The full purchase price of each share of Stock purchased upon the exercise of any Option Award shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

     (q) The Option Award purchase price shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof. A Director may elect to pay the purchase price upon the exercise of an Option Award granted pursuant to this
           Section 3B through a cashless exercise procedure established by the Company.

     (r) The Option Award granted to an Eligible Director shall become exercisable with respect to one-third of the shares covered by the Option Award on the last day of the Plan Year for which it was granted; with respect to an additional one-third of the shares covered by the Option Award on the last day of the Plan Year next following the Plan Year for which it was granted; and with respect to the remaining one-third of the shares covered by the Option Award on the last day of the next following Plan Year; provided, however, that such portion of the Option

           Award shall become exercisable only if such Director's Date of Termination does not occur on or prior to the last day of the applicable Plan Year. Notwithstanding any provision of the Plan to the contrary, the foregoing vesting schedule shall be subject to acceleration, to the extent permitted by the Committee, in the event of the Participant's death, Disability, retirement, or involuntary termination or in the event of a Change in Control.

     (s) An Option Award shall expire on the earlier of: (i) the ten-year anniversary of the Award Date or (ii) the one-year anniversary of the Director's Date of Termination. Notwithstanding the foregoing, the Committee may provide that, following a Director's Date of Termination, an Option Award shall expire on any date later than the one-year anniversary of the Director's Date of Termination, provided that such date of expiration may not be later than the ten-year anniversary of the date on which the Option Award was granted. No Option shall be exercisable following a Director's Date of Termination except to the extent that the Option is exercisable prior to, or becomes exercisable as of, such Date of Termination.

                                    SECTION 4
                                    ---------

                          OPERATION AND ADMINISTRATION
                          ----------------------------

     4.1. Effective Date. Subject to the approval of the shareholders of the Company at the Company's 1996 annual meeting of its shareholders, the Plan shall be effective as of the Effective Date; provided, however, that to the extent that Awards are made under the Plan prior to its approval by shareholders, they shall be contingent on approval of the Plan by the shareholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any shares of Stock awarded under it are outstanding and not fully vested, or any Option Awards granted under it are outstanding and not exercised; provided, however, that no new Awards shall be made under the Plan after the tenth anniversary of the Effective Date. With respect to any individual who is an Eligible Director on the Effective Date, receipt of Awards under the Plan shall be contingent on the Director relinquishing, as of the Effective Date, and subject to this Plan being approved by the shareholders at the 1996 annual meeting, the ownership rights to any shares of Stock awarded to him by the Company before the Effective Date, but only with respect to the shares that had not vested on or before February 1, 1996.

     4.2. Shares Subject to Plan. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued shares, or shares purchased in the open market by a direct or indirect wholly owned subsidiary of the Company (as determined by the Chairman or any Executive Vice President of the Company). The Company may contribute to the subsidiary an amount sufficient to accomplish the purchase in the open market of the shares of Stock to be so acquired (as determined by the Chairman or any Executive Vice President of the Company). The number of shares of Stock available for Awards under the Plan during any fiscal year of the Company shall equal:

     (a) 0.5% of the adjusted average of the outstanding Stock, as that number is determined by the Company to calculate fully diluted earnings per share for the preceding fiscal year;

     REDUCED BY

     (b) any shares of Stock granted pursuant to Awards under the Plan, and any shares of Stock subject to any outstanding award under the Plan;

provided however, that no reduction shall be made in the number of shares otherwise available under paragraph 4.2(a) for any shares of Stock subject to an Award under the Plan to the extent that such shares are not issued by reason of a lapse, forfeiture, expiration or termination of the Award for any reason without issuance of shares (whether or not cash or other consideration is paid to a Participant in respect of such shares).

     4.3. Fractional Shares. No fractional shares of Stock shall be distributed under the Plan and, instead, the Fair Market Value of such fractional share shall be distributed in cash, with the Fair Market Value determined as of the date the fractional share would otherwise have been distributable; provided, however, that in the event that the Participant elects to defer receipt of any Award under the Plan pursuant to Supplement A of the Plan, the fractional amounts will be calculated and recorded in the Participant's Stock Account. The subsequent distribution of a Participant's deferred Stock Awards shall be subject to payment in whole Shares with the fractional Shares distributed in cash, with the Fair Market Value determined as of the date the fractional share would otherwise have been distributable. For purposes of the foregoing sentence, if more than one Award or type of Award under the Plan is to be distributed in Shares on a single date, such Shares shall be aggregated prior to determining the number of whole and fractional shares to be distributed.

     4.4.  Adjustments to Shares.

     (a) If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall adjust (i) the number of shares of Stock available under the Plan; (ii) the number of shares available under any limits; (iii) the number of shares of Stock subject to outstanding (non-vested) Awards and to deferred Stock Awards; (iv) the number of shares of Stock subject to future grants; and (v) the per-share price under any outstanding Option Award.

     (b) If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange the shareholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its shareholders, there shall be substituted for the shares subject to outstanding (non-vested) Awards and to deferred Stock Awards an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of the Company in respect of such shares; provided that, upon the occurrence of a reorganization of the Company or any other event described in this paragraph (b), any successor to the Company shall be substituted for the Company.

     (c) The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     (d) Except as expressly provided by the terms of this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Awards then outstanding hereunder.

     4.5. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

     (b) The Committee shall add such conditions and limitations to any Award to any Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, as is necessary to comply with
           Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

     (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may, at the direction of the Committee, be effected on a non-certificated basis, to the extent not prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules.

     4.6. Taxes. All Awards and other payments under the Plan are subject to all applicable taxes.

     4.7. Distributions to Disabled Persons. Notwithstanding any other provision of the Plan, if, in the Committee's opinion, a Participant or other person entitled to benefits under the

Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct that payment be made to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate, and such payment or distribution shall be in lieu of any such payment to such Participant or other person. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

     4.8. Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

     4.9. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with Section 5.

     4.10. Form and Time of Elections. Any election required or permitted under the Plan shall be in writing, and shall be deemed to be filed when delivered to the Secretary of the Company. Any deferral election made under Supplement A shall be irrevocable after it is filed with respect to the Plan Year for which it is filed, and such deferral shall remain in effect and be irrevocable with respect to any future Plan Year unless a new election with respect to such Plan Year is filed in accordance with rules established by the Committee, in which case such new election shall be irrevocable with respect to such Plan Year.

     4.11. Agreement With Company. Each Award of Stock granted under Sections 2 and 3 shall be evidenced by an Agreement (an "Agreement") duly executed on behalf of the Company and by the Participant to whom such Award is granted and dated as of the applicable date of grant. Each Agreement shall comply with and be subject to the terms of the Plan.

     4.12. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     4.13. Action by Company. Any action required or permitted to be taken by the Company shall be by resolution of the Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the board, by a duly authorized officer of the Board, or (except to the extent prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules) by a duly authorized officer of the Company.

     4.14. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

                                    SECTION 5
                                    ---------

                                    COMMITTEE
                                    ---------

     5.1. Selection of Committee. The Committee shall be selected by the Board, and shall consist of not less than two members of the Board.

     5.2. Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee. The Committee will have the authority to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

     5.3. Information to be Furnished to Committee. The Company shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company as to the period of a Director's service shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

     5.4. Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company, to the fullest extent permitted by law, against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                                    SECTION 6
                                    ---------

                            AMENDMENT AND TERMINATION
                            -------------------------

     The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 4.4 (relating to certain adjustments to shares), no amendment or termination may adversely affect the rights of any Participant or beneficiary under any Award made under the Plan prior to the date such amendment is adopted by the Board. Notwithstanding the provisions of this Section 6, in no event shall the provisions of the Plan relating to Awards under the Plan be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that the limitation set forth in this sentence shall be applied only to the extent required under SEC Rule 16b-3(c)(2)(ii)(B) or any successor provision thereof.

                                    SECTION 7
                                    ---------

                                  DEFINED TERMS
                                  -------------

     For purposes of the Plan, the terms listed below shall be defined as follows:

     (a) Award. The term "Award" shall mean the Retainer Award, the Option Award, the Committee Chairman Award, and the Meeting Award granted to any person under the Plan.

     (b) Board. The term "Board" shall mean the Board of Directors of the Company.

     (c) Change in Control. The term "Change in Control" shall mean the occurrence of any one of the following events:

           (i) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that act, of 50% or more of the Voting Stock (as defined below) of the Company;

           (ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of this Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

           (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

           (iv) all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

           (v) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates (as defined below) of such other company in exchange for stock of such other company).

For the purpose of this definition of "Change in Control", (I) an "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified and (II) "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

     (d) Date of Termination. A Participant's "Date of Termination" shall be the day following the last day on which he serves as a Director.

     (e)   Director. The term "Director" means a member of the Board.

     (f) Disability. A Participant shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

     (g) Dollars. As used in the Plan, the term "dollars" or numbers preceded by the symbol "$" shall mean amounts in United States Dollars.

     (h) Effective Date. The "Effective Date" means the date on which Directors begin their yearly term of office on the Board following their election at the Company's 1996 annual shareholders meeting.

     (i) Eligible Director. Each Director who is not an employee of the Company or any Related Company shall be an "Eligible Director".

     (j) Fair Market Value. The "Fair Market Value" of a share of Stock of the Company as of any date shall be the closing market composite price for such Stock as reported for the New York Stock Exchange - Composite Transactions on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

     (k) Participant. A "Participant" is any person who has received an Award under the Plan.

     (l) Plan Year. The term "Plan Year" means the period (i) beginning on the date on which members of the Board begin their yearly term as Board members following the election of Directors at the Company's annual general meeting of shareholders, which, unless otherwise specifically provided, shall be the date of such shareholder meeting, and (ii) ending on the day immediately prior to the first day of the following Plan Year. The first Plan Year shall begin on the Effective Date.

     (m) Plan Year Quarter. For any Plan Year, the first Plan Year Quarter shall begin on the first day of the plan year, and shall end on the 90th day of the Plan Year; the second Plan Year Quarter shall begin on the 91st day of the Plan Year, and shall end on the 180th day of the Plan Year; the third Plan Year Quarter shall begin on the 181st day of the Plan Year, and shall end on the 270th day of the Plan Year; and the fourth Plan Year Quarter shall begin on the 271st day of the Plan Year, and shall end on the last day of the Plan Year. Notwithstanding the foregoing, with respect to only the 1999 Plan Year, there shall be an additional Plan Year Quarter, so that the fourth Plan Year Quarter shall begin on the 271st day of the Plan Year, and shall end on the 360th day of the Plan Year; and the fifth Plan Year Quarter shall begin on the 361st day of the Plan Year, and shall end on the last day of the Plan Year.

     (n) Related Companies. The term "Related Company" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

     (o)   SEC. "SEC" shall mean the Securities and Exchange Commission.

     (p) Stock. The term "Stock" shall mean shares of common stock of the Company.

                                  SUPPLEMENT A
                                  ------------
                                ELECTIVE DEFERRAL
                                -----------------

                                    [Diamond]

                                DEFERRAL ELECTION
                                -----------------

     A-1-1. General. An individual who is otherwise entitled to receive a Retainer Award or a Committee Chairman Award, or who is otherwise eligible to receive cash payment for services provided as a Director ("Cash Compensation"), may elect to defer delivery of all or a portion of such shares of Stock and such cash, subject to the following terms of this Section A-

     A-1-2. Stock Deferral Election.

An individual who is an Eligible Director on the first day of a Plan Year may elect to defer the receipt of all or a portion of the Stock awarded as the Retainer Award for the Plan Year, to defer receipt of all or a portion of the Stock awarded as the Meeting Award for the Plan Year, or to defer the receipt of all or a portion of the Stock awarded as a Committee Chairman Award for any quarter of a Plan Year, by filing a deferral election with respect to the Plan Year at such time and in such form as established by the Committee; provided, however, that such election shall be effective only with respect to compensation payable after the date such election is filed.

An individual who becomes an Eligible Director on a date other than the first day of a Plan Year may elect to defer all or a portion of the Stock awarded as the Retainer Award for the remainder of the year by filing a deferral election with respect to the remainder of the year at such time and in such form as established by the Committee; provided, however, that such election shall be effective only with respect to compensation payable after the date such election is filed.

An individual who becomes a Committee Chairman on a date other than the first day of a Plan Year may elect to defer all or a portion of the Committee Chairman Award for the remainder of the year by filing a deferral election prior to the date on which he becomes Committee Chairman; and, by filing a deferral election within 30 days after becoming a Committee Chairman, he may defer receipt of the portion of the Committee Chairman Award for the portion of the Plan Year following the 30-day period.

An individual who becomes an Eligible Director on a date other than the first day of a Plan Year may elect to defer all or a portion of the Meeting Award for the remainder of the year by filing a deferral election with respect to the remainder of the year at such time and in such form as established by the Committee; provided, however, that such election shall be effective only with respect to compensation payable after the date such election is filed.

     A-1-3. Cash Deferral Election.

(a) An election to defer the receipt of all or a portion of the Cash Compensation for any Plan year shall be filed with respect to a Plan Year at such time and in such form as established by the Committee; provided, however, that such election shall be effective only with respect to Cash Compensation payable after the date such election is filed.

(b) An individual who becomes an Eligible Director on a date other than the first day of a Plan Year may elect to defer all or a portion of the Cash Compensation for the remainder of the year by filing a deferral election with respect to the remainder of the year at such time and in such form as established by the Committee; provided, however, that such election shall be effective only with respect to Cash Compensation payable after the date such election is filed.

                                    [Diamond]

                                    ACCOUNTS
                                    --------

     A-2-1. Stock Account. A Stock Account shall be maintained on behalf of each Participant who elects to defer the distribution of shares of Stock under this Supplement A, for the period during which delivery of shares of Stock is deferred. A Participant's Stock Account shall be subject to the following adjustments:

The Stock Account will be credited with Share Units equal to the number of shares of Stock as to which the Participant has elected deferred receipt, with such Share Units to be credited as of the date on which the shares would otherwise have been delivered to him in the absence of the deferral.

As of each dividend record date for the Stock following the date any Share Units are credited to the Participant's Stock Account, and prior to the date of distribution of shares of Stock with respect to those Share Units, the Participant's Stock Account shall be credited with additional Share Units (including fractional Share Units) equal to (i) the amount of the dividend that would be payable with respect to the number of shares of Stock equal to the number of Share Units credited to the Participant's Stock Account on the dividend record date; divided by (ii) the Fair Market Value of a share of Stock on the date of payment of the dividend.

As of the date of any distribution of shares of Stock with respect to a Participant's Stock Account under Section A-3, the Share Units credited to a Participant's Stock Account shall be reduced by the number of Shares so distributed to the Participant.

     A-2-2. Cash Account. A Cash Account shall be maintained on behalf of each Participant who elects to defer the distribution of cash under this Supplement A, for the period during which delivery of cash is deferred. A Participant's Cash Account shall be credited with interest, with the applicable interest rate for any calendar year equal to the prime rate as of the first business day of that calendar year, as reported in The Wall Street Journal. As of the date of any distribution with respect to a Participant's Account under Section A-3, the balance credited to a Participant's Account shall be reduced by the amount of the distribution to the Participant.

     A-2-3. Statement of Accounts. As soon as practicable after the end of each Plan Year, the Company shall provide each Participant having one or more Accounts under the Plan with a statement of the transactions in his Accounts during that year and his Account balances as of the end of the year.

                                    [Diamond]

                                  DISTRIBUTIONS
                                  -------------

     A-3-1. General.

..    Subject to the terms of this Section A-3, a Participant shall specify, as part of his deferral election with respect to Stock Awards, and as part of his deferral election with respect to Cash Compensation, the time of distribution of the amounts deferred pursuant to such election; provided, however, that distribution of shares of Stock, and of Cash Compensation, shall be made in a lump sum not later than the first anniversary of the date on which the individual ceases to be a Director; and further provided that a Participant may elect only a single date for distribution of all of his deferred Stock Awards and only a single date for distribution of all of his deferred Cash Compensation under the Plan, provided that the distribution date for the Participant's deferred Stock Awards and for deferred Cash Compensation may differ.

..    At the time of distribution of deferred shares in accordance with the
     Participant's election, the Participant shall receive a distribution of shares of Stock equal to the number of share units credited to his Account immediately prior to such distribution. If the scheduled distribution date would otherwise occur after a dividend record date but before the payment of the dividend, distribution shall be deferred (not more than 30 days) until the dividend is paid.

..    At the time of distribution of Cash Compensation in accordance with the
     Participant's election, the Participant shall receive the amount then credited to the Participant's Cash Account as of the date of distribution.

..    In determining a Participant's right to distributions of stock under this
     Section A-3, the vesting provisions of subsection 2.2 of the Plan shall apply to the share units credited to the Participant's Stock Account as though each unit represented one share of Stock, and with all units attributable to payment of dividends being fully vested as of the date they are credited to the Participant's Stock Account.

..    Notwithstanding the foregoing provisions of this Section A-3, if any share units are credited to a Participant's Stock Account as of the date of a Change in Control, the Participant shall receive a distribution of shares of Stock equal to the number of such share units. Such distribution shall be in settlement of the Participant's rights to distribution under this Section A-3, provided that if the record date for a dividend is prior to a Change in Control, but the dividend payment is to occur after such Change in Control, the additional shares attributable to such dividends shall be distributed as soon as practicable thereafter.

     A-3-2. Limitation of Implied Rights. Neither the Participant nor any other person shall, by reason of deferral of shares of Stock or the deferral of Cash Compensation, under this Supplement A, acquire any right in or title to any assets, funds or property of the Company whatsoever prior to the date such shares are distributed. A Participant shall have only a contractual right to the shares and cash, if any, distributable under the Plan, unsecured by any assets of the Company. Nothing contained in the Plan shall constitute a guarantee by the Company that the assets of the Company shall be sufficient to provide any benefits to any person.